Exhibit 99.1

NEWS RELEASE

For Immediate Release

NCO GROUP ANNOUNCES

SPECIAL MEETING OF SHAREHOLDERS

HORSHAM, PA, October 20, 2006 - NCO Group, Inc. (“NCO”)(Nasdaq: NCOG), a leading provider of business process outsourcing services, announced today that it has established a record date and special meeting date for its shareholders to consider and vote on a proposal to adopt the previously announced merger agreement providing for the acquisition of NCO by an entity controlled by One Equity Partners and its affiliates with participation by Michael J. Barrist, Chairman, President and Chief Executive Officer of NCO and certain other members of executive management who will be given an opportunity to participate.

NCO shareholders of record at the close of business on Friday, October 13, 2006, will be entitled to notice of the special meeting and to vote on the proposal. The special meeting will be held on Thursday, November 9, 2006 at 10:00 a.m., local time, at Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania.

NCO Group, Inc. is a leading provider of business process outsourcing services including accounts receivable management, customer relationship management and other services. NCO provides services through 90 offices in the United States, Canada, the United Kingdom, Australia, India, the Philippines, the Caribbean and Panama.

ADDITIONAL INFORMATION ABOUT THE MERGER

In connection with the proposed merger, NCO has filed a definitve proxy statement with the Securities and Exchange Commission. SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND PARTIES THERETO. Shareholders may obtain a free copy of the definitive proxy statement and other documents filed by NCO at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from NCO by directing such request to NCO, Attention: Investor Relations, telephone: (215) 441-3000. You should make such request prior to November 2, 2006 in order to receive such materials before the special meeting.

NCO and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of NCO’s participants in the solicitation is set forth in NCO’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the definitive proxy statement relating to the merger.

For further information contact:

NCO Investor Relations

(215) 441-3000

www.ncogroup.com